UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8–K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 9, 2009
ACCESS PLANS USA, INC.
(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)
4929 Royal Lane, Suite 200
Irving, Texas 75063
(Address of principal executive offices)
(866) 578-1665
(Issuer’s telephone number)
Former Name:
Precis, Inc.
2040 North Highway 360
Grand Prairie, TX 75050
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Access Plans USA, Inc. entered into a First Amendment (the “First Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) with Alliance HealthCard, Inc. (“Alliance”) and Access/Alliance Acquisition Corp (“Acquisition Corp”). The First Amendment is effective as of February 9, 2009. The Merger Agreement was effective as of November 13, 2008.
The First Amendment extends the termination date of the Merger Agreement to April 1, 2009, and provides that the number of Alliance shares into which our Common Stock shares shall be converted at the closing of the merger shall be reduced by 400,000. As a result of this reduction and the expected amount of the reduction in shares related to the Net Divestiture Cost (as such term is defined in the Merger Agreement) of our Regional Healthcare Division, the expected number of shares to be issued in exchange for our common stock shares is 6,800,000 (rather than the original maximum amount of 7,250,000).
Also in connection with the Merger Agreement and the First Amendment, we entered into a Loan Agreement (the “Loan Agreement”) with Alliance effective February 9, 2009. Under the Loan Agreement, Alliance has agreed to loan us up to $300,000 under the following terms:
•	Any cash drawn under the Loan Agreement will be secured by certain of our restricted cash deposits;

•	Any cash drawn will be subject to an annual interest rate of 6.0%; and

•	The Loan Agreement will terminate on April 2, 2009 with any outstanding balance at that date becoming immediately repayable (if the proposed merger with Alliance occurs on or before April 1, 2009, then any outstanding debt will be treated as inter-company item and accordingly will be settled by way of elimination upon consolidation).
As of the date of this filing, we have not drawn any cash under the Loan Agreement.
Other than in respect of the Merger Agreement and the Loan Agreement and a pre-merger services agreement, there is no relationship between the Company or its affiliates and any of the other parties to the Merger Agreement.
ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
As described in Items 4.01(a) and (b) below, we have terminated our relationship with Hein & Associates LLP (“Hein”) as our independent registered public accounting firm, effective as of February 9, 2009, and have engaged Eide Bailly LLP (“Eide Bailly”) as our new independent registered public accounting firm for the year ending December 31, 2008, and to perform, as may be necessary, procedures related to the financial statements included in our quarterly reports on Form 10-Q, beginning with the quarter ending March 31, 2009.  As described in the third paragraph of Item 4.01(a) below, the change in independent registered public accounting firms is not the result of any disagreement with Hein.
Item 4.01(a) Previous Independent Accountants
(a)  Information Required by Item 304(a)(1) of Regulation S-K.
     (i) On February 9, 2009, we informed Hein that we had dismissed Hein as our registered independent accounting firm effective on that date.

     (ii) The report of Hein on the consolidated financial statements as of and for the years ended December 31, 2007, 2006 and 2005, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle.
     (iii) Our Audit Committee made the decision to change independent accountants, acting under authority delegated to it by our Board of Directors.
     (iv)  During the two most recent fiscal years and through February 9, 2009, there have been no disagreements with Hein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein, would be expected to cause them to make reference thereto in their reports on financial statements.
     (v)  During the two most recent fiscal years and through February 9, 2009 there have been no “Reportable Events” (as defined in Regulation S-K, Item 304(a)(1)(v)).  During that time period, we did report material weaknesses and significant deficiencies in our internal controls.
     (vi) We have furnished Hein with a copy of the foregoing disclosure and requested that Hein furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of such letter, dated February 11, 2009, is filed as Exhibit 16.1 to this Form 8-K.
Item 4.01(b) New Independent Accountants
On February 9, 2009, we engaged Eide Bailly as our independent accountants for the year ending December 31, 2008, and to perform, as may be necessary, procedures related to the financial statements included in our quarterly reports on Form 10-Q, beginning with the quarter ended March 31, 2009.  The Audit Committee made the decision to engage Eide Bailly acting under authority delegated to it by our Board of Directors.  We have not consulted with Eide Bailly during our two most recent fiscal years or during any subsequent interim period prior to its appointment as auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that Eide Bailly concluded was an important factor considered by the us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K). We have has authorized Hein to provide all relevant information to Eide Bailly in order to provide for the transition of independent accountants.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	First Amendment to Agreement and Plan of Merger, dated February 9, 2009, among Access Plans USA, Inc., Alliance HealthCard, Inc., and Access/Alliance Acquisition Corp.

2.2	Loan Agreement dated February 9, 2009 by and between Access Plans USA, Inc. and Alliance HealthCard, Inc.

16.1	Letter from Hein & Associates LLP to the Securities and Exchange Commission dated February 11, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCESS PLANS USA, INC.
By:	/s/ Ian R. Stuart
Ian R. Stuart
Interim President and C.E.O.

Dated: February 13, 2009